                                                                REGISTRATION NO.

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                   AAR CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                          36-2334820

(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification No.)

        ONE AAR PLACE                                         60191
   1100 N. WOOD DALE ROAD                                   (Zip code)
    WOOD DALE, ILLINOIS
   (Address of principal
     executive offices)

                          AAR CORP. STOCK BENEFIT PLAN
                   (FORMERLY KNOWN AS AAR CORP. AMENDED STOCK
                           OPTION AND INCENTIVE PLAN)
                            (Full title of the plan)

                               HOWARD A. PULSIFER
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                  ONE AAR PLACE
                             1100 N. WOOD DALE ROAD
                           WOOD DALE, ILLINOIS   60191
                     (Name and address of agent for service)

                                 (630) 227-2000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

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         TITLE OF                   AMOUNT                PROPOSED MAXIMUM          PROPOSED MAXIMUM       AMOUNT OF REGISTRATION
      SECURITIES TO                  TO BE            OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE             FEE
       BE REGISTERED               REGISTERED                    (a)                      (a)
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
   Common Stock, $1.00           322,710 shares               $26.5625                 $8,571,984                   $2,598
         par value
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       Common Stock              322,710 rights                  (b)                       (b)                       (b)
      Purchase Rights
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

(a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b) Each unit consists of one share of Common Stock and one related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

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

                              GENERAL INSTRUCTIONS

                    E. REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.

                                POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints Ira A. Eichner, David P. Storch, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Elk Grove Village, State of Illinois, on January 13, 1997.
                              AAR CORP.

                              By:   /s/ David P. Storch
                                    ----------------------------------
                                    David P. Storch
                                    President and
                                    Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.

SIGNATURE                          TITLE                                   DATE
---------                          -----                                   ----
/s/ Ira A. Eichner            Chairman of the Board; Director         January 13, 1997
----------------------
Ira A. Eichner


/s/ David P. Storch           President and Chief Executive           January 13, 1997
----------------------        Officer; Director
David P. Storch               (Principal Executive Officer)



                              Vice President, Chief Financial         January 13, 1997
/s/ Timothy J. Romenesko      Officer & Treasurer
----------------------        (Principal Financial and
Timothy J. Romenesko          Accounting Officer)

/s/ A. Robert Abboud          Director                                January 13, 1997
----------------------
A. Robert Abboud

/s/ Howard B. Bernick         Director                                January 13, 1997
----------------------
Howard B. Bernick

/s/ Edgar D. Jannotta         Director                                January 13, 1997
----------------------
Edgar D. Jannotta

/s/ Robert D. Judson          Director                                January 13, 1997
----------------------
Robert D. Judson

/s/ Erwin E. Schulze          Director                                January 13, 1997
----------------------
Erwin E. Schulze

/s/ Joel D. Spungin           Director                                January 13, 1997
----------------------
Joel D. Spungin

/s/ Lee B. Stern              Director                                January 13, 1997
----------------------
Lee B. Stern


/s/ Richard D. Tabery         Director                                January 13, 1997
----------------------
Richard D. Tabery

                                  EXHIBIT INDEX
        Item                                        Exhibits
        ----                                        --------

4.   Instruments              4.1    Instruments defining the rights of security
     defining the                    holders are hereby incorporated by
     rights of security              reference as Exhibits to the Registrant's
     holders                         Annual Report on Form 10-K for the fiscal
                                     year ended May 31, 1996.

                              4.2 First and Second Amendment to AAR CORP. Stock Benefit Plan dated July 29, 1997 and January 2, 1997 are hereby incorporated by reference as Exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996.

5.   Opinion re               5.1    Opinion of Mr. Howard A. Pulsifer, Vice
     legality                        President, General Counsel and Secretary
                                     (filed herewith, Page 7).

23.  Consents                 23.1   Consent of KPMG Peat Marwick LLP (filed
                                     herewith, Page 8).

                              23.2 Consent of Mr. Howard A. Pulsifer, Vice President, General Counsel and Secretary (contained in opinion referred to in Exhibit 5)

24.  Power of                 The Power of Attorney immediately precedes the
     Attorney                 signature page hereof (filed herewith, Page 4).